EXHIBIT 99.1

Strata Skin Sciences Receives Notice of Filing Delinquency from NASDAQ

Horsham, PA, August 16, 2019 — STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA” or the “Company”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, received written notification from The NASDAQ Stock Market (“Nasdaq”) on August 16, 2019, that, because the Company has not yet filed either of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and June 30, 2019 (the “10-Q”) or its Annual Report on Form 10-K for the year ended December 31, 2018 (the “10-K”) with the Securities and Exchange Commission (the “Commission”), the Company does not comply with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires Nasdaq-listed companies to timely file all periodic reports with the Commission.

As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Commission on August 15, 2019, the Company was unable to file due to the issues related to liabilities related to state sales and use taxes related to the Company’s XTRAC laser business, and accounting of non-cash derivative liabilities arising from debentures issued by the Company in June 2015, which converted into shares of the Company’s Series C Preferred Stock in September 2017, as well as, stock purchase warrants issued in June of 2015 and July of 2014.

This notice from Nasdaq has no immediate effect on the listing of the Company's common stock on the Nasdaq Capital Market. The Company has until August 30, 2019 to regain compliance.

About STRATA Skin Sciences, Inc. (www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatment to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 750 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release, and oral statements made regarding the subjects of this release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to generate the anticipated revenue stream, the Company’s ability to generate sufficient cash flow to fund the Company’s ongoing operations and research and development activities beginning at any time in the future, litigation and regulatory proceedings to which the Company might be subject; liabilities related to state sales and use taxes as well as potential derivative liabilities arising from debentures issued in June 2015 and warrants issued in July 2014 and June 2015; the timing and outcome of the completion of the audit of our financial statements for the year ended December 31, 2018; the timing of the filing of the Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019 and the quarter ended June 30, 2019 and changes to the Company’s results of operations for the periods ended in such filings as compared to previous periods; the Company’s ability to regain compliance with the Nasdaq listing requirements or to develop a plan acceptable to Nasdaq for an extension of the grace period, if any; the Company’s ability to implement business strategies, including its acquisition, business development and comeback strategies; the Company’s acquisition and business development strategy may not be successful in locating advantageous targets; the Company’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel it acquires into its operations and its ability to realize related revenue synergies, strategic gains and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; the Company’s debt and debt service requirements which may restrict its operational and financial flexibility, as well as imposing unfavorable interest and financing costs; the Company’s ability to maintain its existing credit facilities or obtain satisfactory new credit facilities; regulatory and political factors or conditions affecting the Company and/or the medical device industry in general; the public’s reaction to the Company’s new advertisements and marketing campaigns under development, and the Company’s ability to build a leading franchise in dermatology and aesthetics, and the Company’s ability to grow revenues and sustain that growth as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

Investor Contacts:
Matthew Hill, Chief Financial Officer	Matthew Picciano, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-889-1200
ir@strataskin.com	mpicciano@lifesciadvisors.com